Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 1997 relating to our audit of the consolidated financial statements and financial statement schedules, which appears in Bogen Communications International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers LLP

New York, New York
April 23, 1999